Exhibit 4.2

CLIFFORD CHANCE LLP

THE DIAGEO PLC 2009 EXECUTIVE LONG TERM

INCENTIVE PLAN

Approved by shareholders of the Company on 14 October 2009

Adopted by the Board of the Company on 26 August 2009

The Plan is a discretionary benefit offered by the Diageo Group for the benefit of its employees.  Its main purpose is to increase the interest of the employees in Diageo plc’s long-term business goals and performance through share ownership.  The Plan is an incentive for the employees’ future performance and commitment to the goals of the Diageo Group.

Shares purchased or received under the Plan, any cash received under the Plan and any gains obtained under the Plan are not part of salary for any purpose (except to any extent required by statute).

The Plan is being offered for the first time in 2009 in selected countries and the board of Diageo plc shall have the right to decide, in its sole discretion, whether or not further awards will be granted in the future and to which employees those awards will be granted.

Exercising an Option which is not a Nil Cost Option under the Plan is an investment opportunity distinct from any employment contract.  Exercising an Option which is not a Nil Cost Option entails the risks associated with an investment.  An individual who exercises an Option which is not a Nil Cost Option is treated as being aware of such risks and accepts such risks of his own free will.

The detailed rules of the Plan are set out overleaf.

PART A - HMRC APPROVED

1.             DEFINITIONS AND INTERPRETATION

1.1           In this Part A of the Plan, unless the context otherwise requires:

“Board” means the board of directors of the Company (or, on and after the occurrence of a corporate event described in Rule 11 (Takeovers and other corporate events), for the purposes of making determinations under Rule 11, the board of directors of the Company as constituted immediately before such event occurs) or a duly authorised committee of the board or a duly authorised person;

“Company” means Diageo plc (registered in England and Wales with registered number 23307);

“Control” means control within the meaning of section 719 of ITEPA;

“Grant Date” means the date on which an Option is granted;

“Group Member” means:

(a)             a Participating Company or a body corporate which is the Company’s holding company (within the meaning of section 1159 of the Companies Act 2006) or a Subsidiary of the Company’s holding company;

(b)            a body corporate which is a subsidiary undertaking (within the meaning of section 1162 of that Act) of a body corporate within paragraph (a) above and has been designated by the Board for this purpose; and

(c)             any other body corporate in relation to which a body corporate within paragraph (a) or (b) above is able (whether directly or indirectly) to exercise 15% or more of its equity voting rights and has been designated by the Board for this purpose;

“HMRC” means H.M. Revenue & Customs;

“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003;

“Listing Rules” means the Listing Rules published by the UKLA;

“London Stock Exchange” means London Stock Exchange plc or any successor to that company;

“Option” means a right to acquire Shares granted under Part A of the Plan;

“Participant” means a person who holds an Option including his personal representatives;

“Participating Company” means the Company or any Subsidiary;

“Plan” means the Diageo 2009 Executive Long Term Incentive Plan as amended from time to time;

“Rule” means a rule of the Plan;

“Schedule 4” means Schedule 4 to ITEPA;

“Shares” means fully paid ordinary shares in the capital of the Company which satisfy the requirements of paragraphs 16 to 20 of Schedule 4 (fully paid up, unrestricted ordinary share capital) unless Rule 5.11 (Shares ceasing to satisfy Schedule 4 requirements) applies;

“Subsidiary” means a body corporate which is a subsidiary (within the meaning of section 1159 of the Companies Act 2006) of the Company and of which the Company has Control;

“Tax Liability” means any amount of tax or social security contributions for which a Participant would or may be liable and for which any Group Member or former Group Member would or may be obliged to (or would or may suffer a disadvantage if it were not to) account to any relevant authority;

“UKLA” means the United Kingdom Listing Authority;

and expressions not defined in Part A of the Plan have the same meanings as they have in Schedule 4.

1.2           Any reference in Part A of the Plan to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

1.3           Expressions in italics and headings are for guidance only and do not form part of the Plan.

2.             ELIGIBILITY

2.1           General rule on eligibility

Subject to Rule 2.3 (Individuals not eligible), an individual is eligible to be granted an Option only if he is a full-time director or qualifying employee as defined in Rule 2.2.

2.2           Individuals eligible

For the purposes of Rule 2.1:

(a)           a full-time director is an individual who is a director of a Participating Company (other than a director of the Company) and is obliged to devote not less than 25 hours a week (excluding meal breaks) to the performance of the duties of his office or employment with that and any other Participating Company; and

(b)           a qualifying employee is an employee of a Participating Company (except an employee who is a director of a Participating Company or a member of the executive committee).

2.3           Individuals not eligible

An individual is not eligible to be granted an Option at any time when he is not eligible to participate in Part A of the Plan by virtue of paragraph 9 of Schedule 4 (material interest in a close company).

3.             GRANT OF OPTIONS

3.1           Terms of grant

Subject to Rule 3.5 (Timing of grant), Rule 3.7 (Approvals and consents) and Rule 4 (Limits), the Board may resolve to grant an Option on:

(a)           the terms set out in Part A of the Plan; and

(b)           such additional terms as the Board may specify

to any person who is eligible to be granted an Option under Rule 2 (Eligibility).

3.2           Method of grant

An Option shall be granted by deed executed by the Company.

3.3           Method of satisfying Options

Unless specified to the contrary by the Board on the Grant Date, an Option may be satisfied:

(a)           by the issue of new Shares; and/or

(b)           by the transfer of treasury Shares; and/or

(c)           by the transfer of Shares (other than the transfer of treasury Shares).

The Board may decide to change the way in which it is intended that an Option may be satisfied after it has been granted, having regard to the provisions of Rule 4 (Limits).

3.4           Option price

The Board shall decide before an Option is granted the price at which Shares may be acquired by the exercise of that Option, but the price shall not be less than:

(a)           if Shares are quoted in the London Stock Exchange Daily Official List, the average of the middle-market quotation of the Shares (as derived from that List) for the 3 dealing days before the Grant Date (or on such other dealing day(s) as may be agreed with HMRC) provided such dealing day(s) do not fall within any period when dealings in Shares are prohibited under the Company’s share dealing code (unless the proposed grant is permitted by such code);

(b)           if Rule 3.4(a) does not apply, the market value (within the meaning of Part VIII of the Taxation of Chargeable Gains Act 1992) of Shares, as agreed in advance for the purposes of the Plan with HMRC Shares and Assets Valuation, on the Grant Date (or such other day(s) as may be agreed with HMRC); and

(c)           in the case of an Option to acquire Shares only by subscription, the nominal value of those Shares.

3.5           Timing of grant

Subject to Rule 3.7 (Approvals and consents), an Option may only be granted:

(a)           within the period of 6 weeks beginning with:

(i)            the day on which the Plan is approved by shareholders of the Company; or

(ii)           the dealing day after the day on which the Company announces its results for any period; or

(b)           at any other time when the Board considers that circumstances are sufficiently exceptional to justify its grant but an Option may not be granted:

(c)           under Part A of the Plan before the day on which Part A of the Plan is approved by HMRC under Schedule 4; or

(d)           after 13 October 2019 (that is, the expiry of the period of 10 years beginning with the date on which the Plan is approved by shareholders of the Company).

3.6           Non-transferability and bankruptcy

An Option granted to any person:

(a)           shall not be transferred, assigned, charged or otherwise disposed of (except on his death to his personal representatives) and shall lapse immediately on any attempt to do so; and

(b)           shall lapse immediately if he is declared bankrupt.

3.7           Approvals and consents

The grant of any Option shall be subject to obtaining any approval or consent required under the Listing Rules, any relevant share dealing code of the Company, the City Code on Takeovers and Mergers, or any other relevant UK or overseas regulation or enactment.

4.             LIMITS

4.1           5% in 10 years limit

An Option shall not be granted in any calendar year if, at the time of its proposed Grant Date, it would cause the number of Shares allocated (as defined in Rule 4.3) in the period of 10 calendar years ending with that calendar year under the Plan and under any other executive share plan adopted by the Company to exceed such number as represents 5% of the ordinary share capital of the Company in issue at that time.

4.2           10% in 10 years limit

An Option shall not be granted in any calendar year if, at the time of its proposed Grant Date, it would cause the number of Shares allocated (as defined in Rule 4.3) in the period of 10 calendar years ending with that calendar year under the Plan and under any other employee share plan adopted by the Company to exceed such number as represents 10% of the ordinary share capital of the Company in issue at that time.

4.3           Meaning of “allocated”

For the purposes of Rules 4.1 and 4.2:

(a)           Shares are allocated:

(i)            when an option, award or other contractual right to acquire unissued Shares or treasury shares is granted;

(ii)           where Shares are issued or treasury shares are transferred other than in respect of an option, award or other contractual right to acquire Shares, when those Shares are issued or treasury shares transferred;

(b)           any Shares which have been issued or which may be issued (or any Shares transferred out of treasury or which may be transferred out of treasury) to any trustees to satisfy the exercise of any option, award or other contractual right shall be treated as “allocated” unless they are already treated as allocated under this Rule; and

(c)           for the avoidance of doubt, existing Shares other than treasury shares that are transferred or over which options, awards or other contractual rights are granted shall not count as “allocated”.

4.4           Post-grant events affecting numbers of “allocated” Shares

For the purposes of Rule 4.3:

(a)           where:

(i)            any option, award or other contractual right to acquire unissued Shares or treasury shares is released or lapses (whether in whole or in part); or

(ii)           after the grant of an option, award or other contractual right the Board determines that:

(aa)         where an amount is normally payable on its exercise it shall be satisfied without such payment but instead by the payment of cash equal to the gain made on its exercise; or

(bb)         it shall be satisfied by the transfer of existing Shares (other than Shares transferred out of treasury)

the unissued Shares or treasury shares which consequently cease to be subject to the option, award or other contractual right shall not count as allocated; and

(b)           the number of Shares allocated in respect of an option, award or other contractual right shall be such number as the Board shall reasonably determine from time to time.

4.5           Changes to investor guidelines

Treasury shares shall cease to count as “allocated” Shares for the purposes of Rule 4.3 if institutional investor guidelines cease to require such Shares to be so counted.

4.6           Individual limit

(a)           Subject to Rule 4.7 (HMRC limit), the maximum total market value of Shares (calculated as set out in this Rule) over which Options may be granted to any employee during any financial year of the Company is 375% of his salary (as defined in this Rule), unless Rule 4.6(b) applies.

(b)           If the Board decides that exceptional circumstances exist in relation to the recruitment or retention of an employee when the maximum total market value of Shares over which Options may be granted to that employee during a financial year of the Company is such higher percentage of his salary (as defined in this Rule) as the Board may determine.

For the purpose of this Rule 4.6:

(c)           an employee’s salary shall be taken to be his base salary (excluding benefits in kind), expressed as an annual rate payable by the Participating Companies to him on the Grant Date (or on such other date as the Board shall reasonably determine).  Where a payment of salary is made in a currency other than sterling, the payment shall be treated as equal to the equivalent amount of sterling determined by using any rate of exchange which the Board may reasonably select; and

(d)           the market value of the Shares over which an Option is granted shall be calculated:

(i)            for an Option, on the days by reference to which the price at which Shares may be acquired by the exercise of that Option was determined under Rule 3.4 (Option price); and

(ii)           for an option granted under any other share option plan approved by HMRC under Schedule 4, at the time when it was granted or, in a case where an agreement relating to the shares has been made under paragraph 22 of Schedule 4, such earlier time or times as may be provided in that agreement.

4.7           HMRC limit

No person shall be granted an Option which would, at the time it is granted, cause the total market value of the Shares (calculated as set out in Rule 4.6(d)) which he may acquire as a result of options granted to him (and not exercised) under:

(a)           Part A of the Plan; and

(b)           any other share option plan approved under Schedule 4 and established by the Company or by any associated company of the Company to exceed £30,000 (or such other limit as may from time to time be imposed by Schedule 4).

4.8           Effect of limits

Any Option shall be limited and take effect so that the limits in this Rule 4 are complied with.

5.             EXERCISE OF OPTIONS

5.1           General prohibition on exercise before third anniversary of the Grant Date

An Option may only be exercised on or after the third anniversary of the Grant Date except where Rule 6 (Leavers and deceased Participants), Rule 7.1 (General offers), Rule 7.2 (Compulsory acquisition, schemes of arrangement and winding up) or Rule 7.3 (Demerger and similar events) applies.

5.2           Exercise conditions

An Option may only be exercised as permitted by any term specified under Rule 3.1(b).

5.3           Restrictions on exercise:  regulatory and tax issues

An Option may not be exercised unless the following conditions are satisfied:

(a)           the exercise of the Option and the issue or transfer of Shares after such exercise would be lawful in all relevant jurisdictions and in compliance with the Listing Rules, any relevant share dealing code of the Company (which, for the purposes of the Plan shall be deemed to apply to any Participant who ceases to be a director or employee of a Group Member if such code applied to the Participant immediately before such cessation), the City Code on Takeovers and Mergers and any other relevant UK or overseas regulation or enactment;

(b)           if a Tax Liability would arise by virtue of the exercise of the Option, then, unless the Participant agrees with the Board to fund all or part of the Tax Liability in a different manner, the Participant authorises the Company to sell or procure the sale of sufficient Shares on his behalf to ensure that any relevant Group Member receives the amount required to discharge the Tax Liability;

(c)           the Participant has entered into such arrangements as the Board requires by way of agreement or election under Paragraphs 3A and 3B (respectively) of Schedule 1 of the Social Security Contributions and Benefits Act 1992 to satisfy a Group Member’s liability to social security contributions in respect of the exercise of the Option; and

(d)           if the Participant will exercise the Option in circumstances which will give rise to a Tax Liability and the Board requires, the Participant has entered into, or agreed to enter into, a valid election under Part 7 of ITEPA (Employment income:  elections to disapply tax charge on restricted securities).

For the purposes of this Rule 5.3, references to Group Member include any former Group Member.

5.4           Restriction on exercise: material interest in a close company

A Participant shall not be eligible to exercise an Option at any time when he is not eligible to participate in Part A of the Plan by virtue of paragraph 9 of Schedule 4 (material interest in close company).

5.5           Long stop date for exercise

An Option may not in any circumstances (and regardless of any other Rule) be exercised after the expiry of 10 years beginning with the Grant Date (or such shorter period beginning with the Grant Date as the Board may have decided before the grant of that Option) and if not exercised shall lapse at the end of such period.

5.6           Exercise in whole or in part

An Option may be exercised to the maximum extent possible at the time of exercise or over such fewer number of Shares as the Participant decides.

5.7           Method of exercise

The exercise of any Option shall be effected in the form and manner prescribed by the Board and subject to the prior approval of HMRC.  Unless the Board, acting fairly and reasonably, determines otherwise, any notice of exercise shall, subject to Rules 5.3 and 5.4 (Restrictions on exercise), take effect only when the Company receives it, together with:

(a)           payment of the relevant price at which Shares can be acquired under the Option (or, if the Board so permits, an undertaking to pay that amount); and

(b)           if a Tax Liability arises and if a Participant decides to satisfy the Tax Liability other than by selling Shares pursuant to the authority in Rule 5.3(b), an agreement relating to the payment of the Tax Liability having been entered into.

5.8           Restriction on use of unissued Shares and treasury shares

No Shares may be issued or treasury shares transferred to satisfy the exercise of any Option to the extent that such issue or transfer would cause the number of Shares allocated (as defined in Rule 4.3 (Meaning of “allocated”) and adjusted under Rule 4.4 (Post-grant events affecting numbers of “allocated” Shares)) to exceed the limits in Rules 4.1 (5% in 10 years limit) and 4.2 (10% in 10 years limit) except where there is a variation of share capital of the Company which results in the number of Shares so allocated exceeding such limits solely by virtue of that variation.

5.9           Allotment and transfer timetable

As soon as reasonably practicable after an Option has been exercised and, in any event, within 30 days of exercise, the Company shall transfer or procure the transfer to him (or a nominee for him) or, if appropriate, allot to him (or a nominee for him) the number of Shares in respect of which the Option has been exercised.

5.10         Share rights

All Shares allotted under the Plan shall rank equally in all respects with Shares then in issue except for any rights attaching to such Shares by reference to a record date before the date of allotment.  Where Shares are transferred under the Plan after the exercise of an Option, Participants will be entitled to any rights attaching to such Shares by reference to a record date on or after the date of such transfer.

5.11         Shares ceasing to satisfy Schedule 4 requirements

If at any time the Shares cease to satisfy the requirements of paragraphs 16 to 20 of Schedule 4 (fully paid up, unrestricted, ordinary share capital):

(a)           an Option may be exercised regardless of that fact (but subject to the other provisions of the Plan); and

(b)           the Company shall notify HMRC as soon as practicable (which may withdraw its approval of Part A of the Plan under Schedule 4).

6.             LEAVERS AND DECEASED PARTICIPANTS

6.1           Deceased Participants

If a Participant dies at a time when he is a director or employee of a Group Member, the following provisions apply:

(a)           any Option granted to him that is already capable of exercise at the time of death shall, subject to Rules 5.3 and 5.4 (Restrictions on exercise), continue to be capable of exercise by his personal representatives for a period of 12 months after his death and if not exercised shall lapse at the end of that period;

(b)           any other Option granted to him may, subject to Rules 5.3 and 5.4 (Restrictions on exercise) and the remainder of this Rule, be exercised by his personal representatives during the period of 12 months after his death and if not exercised shall lapse at the end of that period; and

(c)           in both cases (a) and (b) above the period for exercise shall be shortened if Rule 5.5 (Long stop date for exercise), Rule 7.1 (General offers), Rule 7.2

(Compulsory acquisition, schemes of arrangement and winding up) or Rule 7.3 (Demerger and similar events) applies.

For the purposes of this Rule, the Board shall determine the number of Shares over which the Option becomes exercisable by:

(i)            applying any term specified by the Board on the Grant Date (unless the Board, in exceptional circumstances, decides otherwise); and

(ii)           reducing the number of Shares pro rata to reflect any unexpired part of the period of 3 years after the Grant Date as at the time that the Participant ceases to be a director or employee unless the Board, acting fairly and reasonably, decides that the pro rata reduction in the number of Shares is inappropriate in any particular case when it shall increase the number of Shares to such higher number as it decides (provided that the number does not exceed the number of Shares determined under paragraph (i) above).

6.2           Retirement, ill-health, injury, disability, redundancy and transfer out of the Group

If a Participant ceases to be a director or employee of a Group Member by reason of:

(a)           retirement with the agreement of his employer;

(b)           ill-health, injury or disability (evidenced to the satisfaction of his employer);

(c)           redundancy (within the meaning of the Employment Rights Act 1996) or any overseas equivalent; or

(d)           his office or employment being either with a company which ceases to be a Group Member or relating to a business or part of a business which is transferred to a person who is not a Group Member the following provisions apply:

(e)           any Option granted to him that is already capable of exercise at the date of cessation shall, subject to Rules 5.3 and 5.4 (Restrictions on exercise) and Rule 6.1 (Deceased Participants), continue to be capable of exercise for a period of 6 months after the date of cessation and if not exercised shall lapse at the end of that period;

(f)            any other Option granted to him may, subject to Rules 5.3 and 5.4 (Restrictions on exercise), Rule 6.1 (Deceased Participants) and the remainder of this Rule, be exercised during the period of 6 months after the date of cessation (or such longer period as the Board may determine not being greater than 42 months after the Grant Date) and if not exercised shall lapse at the end of that period; and

(g)           in both cases (e) and (f) above, the period for exercise shall be shortened if Rule 5.5 (Long stop date for exercise), Rule 7.1 (General offers), Rule 7.2 (Compulsory acquisition, schemes of arrangement and winding up) or Rule 7.3 (Demerger and similar events) applies.

For the purposes of this Rule, the Board shall determine the number of Shares over which the Option becomes exercisable by:

(i)            applying any term specified by the Board on the Grant Date (unless the Board, in exceptional circumstances, decides otherwise); and

(ii)           reducing the number of Shares pro rata to reflect any unexpired part of the period of 3 years after the Grant Date as at the time that the Participant ceases to be a director or employee unless the Board, acting fairly and reasonably, decides that the pro rata reduction in the number of Shares is inappropriate in any particular case when it shall increase the number of Shares to such higher number as it decides (provided that the number does not exceed the number of Shares determined under paragraph (i) above).

6.3           Specified Retirement Age

For the purposes of paragraph 35A of Schedule 4, the specified retirement age shall be 55.

6.4           Cessation of employment in other circumstances

If a Participant ceases to be a director or employee of a Group Member for any reason other than those specified in Rule 6.1 (Deceased Participants), and Rule 6.2 (Retirement, ill-health, injury, disability, redundancy and transfer out of the Group), the following provisions apply:

(a)           any Option granted to him may not be exercised at all and shall lapse on such cessation unless the Board, acting fairly and reasonably, decides it may be exercised under this Rule 6.4;

(b)           if the Board permits the Option to be exercised then it may, subject to Rule 5.3 and Rule 5.4 (Restrictions on exercise), Rule 6.1 (Deceased Participants) and the remainder of this Rule, be exercised during the period of 6 months after the date of cessation (or such longer period as the Board may determine not being greater than 42 months after the Grant Date) and if not exercised shall lapse at the end of that period; and

(c)           the period for exercise referred to in (b) above shall be shortened if Rule 5.5 (Long stop date for exercise), Rule 7.1 (General offers), Rule 7.2 (Compulsory acquisition, schemes of arrangement and winding up) or Rule 7.3 (Demerger and similar events) applies.

For the purposes of this Rule, the Board shall determine the number of Shares over which the Option becomes exercisable by:

(i)            applying any term specified by the Board on the Grant Date (unless the Board, in exceptional circumstances, decides otherwise); and

(ii)           reducing the number of Shares pro rata to reflect any unexpired part of the period of 3 years after the Grant Date as at the time that the Participant ceases to be a director or employee unless the Board, acting fairly and reasonably, decides that the pro rata reduction in the number of Shares is inappropriate in any particular case when it shall increase the number of Shares to such higher number as it decides (provided that the number does not exceed the number of Shares determined under paragraph (i) above).

6.5           Meaning of ceasing employment

A Participant shall not be treated for the purposes of this Rule 6 as ceasing to be a director or employee of a Group Member until such time as he is no longer a director or employee of any Group Member.  Any Participant who ceases to be such a director or employee before exercising an Option in circumstances where he retains a statutory right to return to work then he shall be treated as not having ceased to be such a director or employee until such time (if at all) as he ceases to have such a right to return to work while not acting as an employee or director.

6.6           Death following cessation of employment

If a Participant dies following cessation of employment in circumstances where his Option did not lapse but it has not become exercisable by the time of this death, it shall become exercisable immediately on his death to the extent determined in accordance with Rule 6.1, 6.2 or 6.4.

7.             TAKEOVERS AND OTHER CORPORATE EVENTS

7.1           General offers

If any person (or any group of persons acting in concert):

(a)           obtains Control of the Company as a result of making a general offer to acquire shares in the Company; or

(b)           having obtained Control of the Company makes such an offer and such offer becomes unconditional in all respects the Board shall within 7 days of becoming aware of that event notify every Participant of it and, subject to Rules 5.3 and 5.4 (Restrictions on exercise), Rule 5.5 (Long stop date of exercise), Rule 6 (Leavers and deceased Participants) and Rule 7.7 (Internal reorganisations), any Option may be exercised within 1 month (or such longer period not exceeding 6 months as the Board may permit) of such notification and Rule 7.6 (Reduction in number of Shares) shall apply.

7.2           Compulsory acquisition, schemes of arrangement and winding up

In the event that:

(a)           any person becomes bound or entitled to acquire shares in the Company under sections 979 to 985 of the Companies Act 2006;

(b)           under section 899 of the Companies Act 2006 the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a Scheme for the reconstruction of the Company or its amalgamation with any other company or companies; or

(c)           the Company passes a resolution for a voluntary winding up of the Company; or

(d)           an order is made for the compulsory winding up of the Company an Option may, subject to Rules 5.3 and 5.4 (Restrictions on exercise), Rule 5.5 (Long stop date for exercise), Rule 6 (Leavers and deceased Participants) and Rule 7.7 (Internal reorganisations), be exercised within 1 month of such event and Rule 7.6 (Reduction in number of Shares) shall apply, but to the extent that the Option is not exercised within that period, it shall (regardless of any other provision of the Plan) lapse at the end of that period.

7.3           Demerger and similar events

If a demerger, special dividend or other similar event (the “Relevant Event”) is proposed which, in the opinion of the Board, would affect the market price of Shares to a material extent, then the Board may, at its discretion and acting fairly and reasonably, decide that the following provisions will apply:

(a)           the Board shall, as soon as reasonably practicable after deciding to apply these provisions, notify a Participant that, subject to Rules 5.3 and 5.4 (Restrictions on exercise), Rule 5.5 (Long stop date of exercise), and Rule 6 (Leavers and deceased Participants), his Option may be exercised on such terms as the Board may determine and during such period preceding the Relevant Event or on the Relevant Event as the Board may determine but to the extent that the Option is not exercised within that period, it shall (regardless of any other provision of the Plan) lapse at the end of that period; and

(b)           if an Option is exercised conditional upon the Relevant Event and such event does not occur then the conditional exercise shall not be effective and the Option shall continue to subsist; and

(c)           if the Board decides to allow exercise under this Rule 7.3 then the provisions of Rule 7.6 (Reduction in number of Shares) shall apply.

7.4           Option rollover: general provisions

If any company (the “acquiring company”):

(a)           obtains Control of the Company as a result of making a general offer to acquire:

(i)            the whole of the issued ordinary share capital of the Company (other than that which is already owned by it) which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

(ii)           all the Shares (other than those Shares already owned by it); or

(b)           obtains Control of the Company as a result of a compromise or arrangement sanctioned by the Court under section 899 of the Companies Act 2006; or

(c)           becomes bound or entitled to acquire shares in the Company under sections 979 to 985 of the Companies Act 2006 any Participant may, at any time within the relevant period specified under paragraph 26(3) of Schedule 4, by agreement with the acquiring company, release any Option granted under Part A of the Plan (the “Old Option”) in consideration of the grant to him of an Option (the “New Option”) which for the purposes of paragraph 27 of Schedule 4 is equivalent to the Old Option but relates to shares in a different company (whether the acquiring company itself or some other company falling within paragraph 16(b) or (c) of Schedule 4).

7.5           Option rollover: interpretation of Rules

Where a New Option is granted under Rule 7.4 (Option rollover: general provisions) the following terms of Part A of the Plan shall, in relation to the New Option, be construed as if:

(a)           except for the purposes of the definitions of “Group Member”, “Participating Company” and “Subsidiary” in Rule 1.1 and the reference to the “Board” in Rule 5.5, the expression the “Company” were defined as “a company whose shares may be acquired by the exercise of Options granted under Part A of the Plan”; and

(b)           Rule 9.2 (Shareholder approval) were omitted.

7.6           Corporate events:  reduction in number of Shares

Where, under any of Rules 7.1 to 7.3 (Corporate events), an Option would become exercisable, the Board shall determine the number of Shares over which the Option becomes exercisable by:

(a)           applying any term specified by the Board on the Grant Date (unless the Board decides otherwise); and

(b)           if the Board, acting fairly and reasonably, decides the number of Shares shall be reduced pro rata to reflect any unexpired part of the period of 3 years after the Grant Date.

If an Option becomes exercisable under any of Rules 7.1 to 7.3 when the holder of that Option has ceased to be a director or employee of a Group Member, then the number of Shares over which the Option becomes exercisable shall be determined under Rule 6.1, 6.2 or 6.4 (whichever is relevant) in precedence over this Rule.

7.7           Internal reorganisations

In the event that:

(a)           an offer (as referred to in Rule 7.1 (General offers)) is made or a compromise or arrangement (as referred to in Rule 7.2(b) (Schemes of arrangement)) is proposed which is expected to result in the Company becoming controlled by a new company (the “New Company”);

(b)           at least 75% of the shares in the New Company will be held by substantially the same persons who immediately before the offer or proposal was made were shareholders in the Company; and

(c)           the Board and the New Company agree that this Rule should apply then an Option granted under Part A of the Plan shall not become exercisable under Rule 7.1 (General offers) or Rule 7.2 (Compulsory acquisition, schemes of arrangement and winding up) but may nonetheless be released in consideration for the grant of a New Option under Rule 7.4 and, if not so released, shall then automatically lapse at the end of the relevant period specified in paragraph 26(3) of Schedule 4.

8.             ADJUSTMENT OF OPTIONS

8.1           General rule

Subject to Rules 8.3 (HMRC approval), in the event of any variation of the share capital of the Company, the Board may make such adjustment as it considers appropriate under Rule 8.2 (Method of adjustment).

8.2           Method of adjustment

An adjustment made under this Rule shall be to one or more of the following:

(a)           the number of Shares in respect of which any Option may be exercised;

(b)           subject to Rule 8.4 (Adjustment below nominal value), the price at which Shares may be acquired by the exercise of any Option; and

(c)           where any Option has been exercised but no Shares have been allotted or transferred after such exercise, the number of Shares which may be so allotted or transferred and the price at which they may be acquired.

8.3           HMRC approval

At a time when Part A of the Plan is approved by HMRC under Schedule 4, no adjustment under Rule 8.2 (Method of adjustment) shall be made without the prior approval of HMRC.

8.4           Adjustment below nominal value

An adjustment under Rule 8.2 (Method of adjustment) may reduce the price at which Shares may be subscribed for on the exercise of an Option to less than their nominal value, but only if and to the extent that the Board is authorised:

(a)           to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercised and which are to be allotted after such exercise exceeds the price at which the Shares may be subscribed for; and

(b)           to apply that sum in paying up such amount on such Shares

so that on exercise of any Option in respect of which such a reduction shall have been made the Board shall capitalise that sum (if any) and apply it in paying up that amount.

9.             ALTERATIONS

9.1           General rule

Except as described in Rule 9.2 (Shareholder approval) and Rule 9.4 (Alterations to disadvantage of Participants), the Board may at any time alter the Plan or the terms of any Option.

If an alteration is made to a key feature (as defined in paragraph 30(4) of Schedule 4) of the Plan at a time when Part A of the Plan is approved by HMRC under Schedule 4, the alteration will not have effect unless and until either HMRC has approved the alteration or the Board resolves that the alteration shall take effect even if this causes the Plan to cease to be approved under Schedule 4.

9.2           Shareholder approval

Except as described in Rule 9.3 (Exceptions to shareholder approval), no alteration to the advantage of an individual to whom an Option has been or may be granted shall be made under Rule 9.1 (General rule on alterations) to the provisions concerning:

(a)           eligibility;

(b)           the individual limits on participation;

(c)           the overall limits on the issue of Shares or the transfer of treasury Shares;

(d)           the basis for determining a Participant’s entitlement to, and the terms of, Shares provided under the Plan;

(e)           the adjustments that may be made in the event of any variation of capital; and

(f)            the terms of this Rule 9.2

without the prior approval by ordinary resolution of the members of the Company in general meeting.

9.3           Exceptions to shareholder approval

Rule 9.2 (Shareholder approval) shall not apply to any minor alteration to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or any Group Member.

9.4           Alterations to disadvantage of Participants

No alteration to the material disadvantage of any Participant shall be made under Rule 9.1 unless:

(a)           the Board shall have invited every relevant Participant to indicate whether or not he approves the alteration; and

(b)           the alteration is approved by a majority of those Participants who have given such an indication.

10.           MISCELLANEOUS

10.1         Employment

The rights and obligations of any individual under the terms of his office or employment with any Group Member shall not be affected by his participation in the Plan or any right which he may have to participate in it.  An individual who participates in the Plan waives any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever (and regardless of whether such termination is lawful or unlawful) insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any Option as a result of such termination.  Participation in the Plan shall not confer a right to continued employment upon any individual who participates in it.  The grant of an Option does not imply that any further Options will be granted nor that a Participant has any right to be granted any further Options.

10.2         Disputes

In the event of any dispute or disagreement as to the interpretation of the Plan, or as to any question or right arising from or relating to the Plan, the decision of the Board shall be final and binding upon all persons.

The exercise of any power or discretion by the Board shall not be open to question by any person and a Participant or former Participant shall have no rights in relation to the exercise of or omission to exercise any such power or discretion.

10.3         Share rights

All Shares allotted under the Plan shall rank equally in all respects with Shares then in issue except for any rights attaching to such Shares by reference to a record date before the date of the allotment.

Where Shares are transferred to Participants (or their nominee), Participants will be entitled to all rights attaching to such Shares by reference to a record date on or after the date of such transfer or release of such restrictions.

10.4         Notices

Any notice or other communication under or in connection with the Plan may be given:

(a)           by personal delivery or by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a director or employee of a Group Member, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment; or

(b)           in an electronic communication to their usual business address or such other address for the time being notified for that purpose to the person giving the notice; or

(c)           by such other method as the Board determines.

10.5         Third parties

No third party has any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of the Plan.

10.6         Benefits not pensionable

Benefits provided under the Plan shall not be pensionable.

10.7         Data Protection

Each Participant consents to the collection, processing and transfer of his personal data for any purpose relating to the operation of the Plan.  This includes:

(a)           providing personal data to any Group Member and any third party such as trustees of any employee benefit trust, administrators of the Plan, registrars, brokers and any of their respective agents;

(b)           processing of personal data by any such Group Member or third party;

(c)           transferring personal data to a country outside the European Economic Area (including a country which does not have data protection laws equivalent to those prevailing in the European Economic Area); and

(d)           providing personal data to potential purchasers of the Company, the Participant’s employer or the business in which the Participant works.

10.8         Governing law

The Plan and all Options shall be governed by and construed in accordance with the law of England and Wales and the Courts of England and Wales have exclusive jurisdiction to hear any dispute.

PART B - UNAPPROVED

1.             DEFINITIONS AND INTERPRETATION

1.1           In this Part B of the Plan, unless the context otherwise requires:

“ADS” means an American Depositary Share being an authorised depositary security representing for the time being 4 Shares in the Company and being evidenced by an authorised depositary receipt issued by the Bank and quoted on the New York Stock Exchange;

“Award” means a Conditional Award, a Forfeitable Shares Award or an Option;

“Bank” means The Bank of New York Mellon or such other bank as the Company may from time to time appoint to issue authorised depositary receipts;

“Board” means the board of directors of the Company (or, on and after the occurrence of a corporate event described in Rule 11 (Takeovers and other corporate events), for the purposes of making determinations under Rule 11, the board of directors of the Company as constituted immediately before such event occurs) or a duly authorised committee of the board or a duly authorised person;

“Company” means Diageo plc (registered in England and Wales with registered number 23307);

“Conditional Award” means a conditional right to acquire Shares or ADSs granted under the Plan;

“Control” means control within the meaning of section 995 of the Income Tax Act 2007;

“Dividend Equivalent” means a benefit calculated by reference to dividends paid on Shares as described in Rule 3.6;

“Early Vesting Date” means either:

(a)             the date of cessation of employment of a Participant in the circumstances referred to in Rules 10.1 (Deceased Participants) and 10.2 (Retirement, ill-health, injury, disability, redundancy and transfer out of the Group); or

(b)            a date of notification referred to in Rule 11.1 (General offers), the date of the relevant event referred to in Rule 11.2 (Schemes of arrangement and winding up) or the date of Vesting referred to in Rule 11.3 (Demergers and similar events);

“Exercise Period” means the period referred to in Rule 6.2 during which an Option may be exercised;

“Forfeitable Shares” means Shares or ADSs comprised in a Forfeitable Shares Award which are subject to certain restrictions and forfeiture under the Plan;

“Forfeitable Shares Award” means the transfer of the beneficial interest in Forfeitable Shares to a Participant and the subsequent holding of that interest in accordance with the Plan;

“Grant Date” means the date on which an Award is granted;

“Group Member” means:

(a)             a Participating Company or a body corporate which is the Company’s holding company (within the meaning of section 1159 of the Companies Act 2006) or a Subsidiary of the Company’s holding company;

(b)            a body corporate which is a subsidiary undertaking (within the meaning of section 1162 of that Act) of a body corporate within paragraph (a) above and has been designated by the Board for this purpose; and

(c)             any other body corporate in relation to which a body corporate within paragraph (a) or (b) above is able (whether directly or indirectly) to exercise 15% or more of its equity voting rights and has been designated by the Board for this purpose;

“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003;

“Listing Rules” means the Listing Rules published by the UKLA;

“London Stock Exchange” means London Stock Exchange plc or any successor to that company;

“New York Stock Exchange” means The New York Stock Exchange, Inc.;

“Nil Price Option” means an Option, the Option Price of which is nil or a nominal amount;

“Normal Vesting Date” means the date on which an Award vests under Rule 5.1 (Timing of Vesting:  Normal Vesting Date);

“Option” means a right to acquire Shares or ADSs granted under the Plan which is designated as an option by the Board under Rule 3.2 (Type of Award);

“Option Price” means the amount, if any, payable on the exercise of an Option;

“Participant” means a person who holds an Award including his personal representatives;

“Participating Company” means the Company or any Subsidiary;

“Plan” means the Diageo 2009 Executive Long Term Incentive Plan as amended from time to time;

“Rule” means a rule of the Plan;

“Shares” means fully paid ordinary shares in the capital of the Company;

“Subsidiary” means a body corporate which is a subsidiary (within the meaning of section 1159 of the Companies Act 2006) of the Company;

“Tax Liability” means any amount of tax or social security contributions for which a Participant would or may be liable and for which any Group Member or former Group Member would or may be obliged to (or would or may suffer a disadvantage if it were not to) account to any relevant authority;

“UKLA” means the United Kingdom Listing Authority;

“US Participant” means a Participant who (i) is resident in the United States of America on the Grant Date or (ii) who becomes subject to US taxation prior to exercise or Vesting of an Award;

“Vest” means:

(a)             in relation to a Conditional Award, a Participant becoming entitled to have Shares or ADSs transferred to him (or his nominee) subject to the Rules;

(b)            in relation to an Option, it becoming exercisable;

(c)             in relation to a Forfeitable Shares Award, the restrictions imposed on the Forfeitable Shares under the Plan ceasing to apply and Vesting shall be construed accordingly;

“Vested Shares” means those Shares in respect of which an Award Vests.

1.2           Any reference in Part B of the Plan to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

1.3           Expressions in italics and headings are for guidance only and do not form part of the Plan.

2.             ELIGIBILITY

An individual is eligible to be granted an Award only if he is an employee or an executive director of a Participating Company (excluding an executive director of the Company or members of the executive committee).

3.             GRANT OF AWARDS

3.1           Terms of grant

Subject to Rule 3.8 (Timing of grant), Rule 3.10 (Approvals and consents) and Rule 4 (Limits), the Board may resolve to grant an Award on:

(a)           the terms set out in Part B of the Plan; and

(b)           such additional terms as the Board may specify

to any person who is eligible to be granted an Award under Rule 2 (Eligibility).

3.2           Type of Award

On or before the Grant Date, the Board shall determine whether an Award shall be a Conditional Award, an Option or a Forfeitable Shares Award.  If the Board does not specify the type of an Award on or before the Grant Date then an Award shall be a Conditional Award.  An Award granted to an employee who is not a US Participant shall be to acquire Shares unless the Board specifies on or before the Grant Date that the Award shall be to acquire ADSs.

3.3           Grant of Award to US Participant

An Award granted under Rule 3.1 (Terms of Grant) to a US Participant, shall be subject to the provisions of Schedule 4 (United States Addendum) to the Plan and shall not take the form of an Option under which the Option Price is less than the price calculated under Rules 3.5 (a), (b) or (c) (Option Price).

3.4           Method of grant

An Award shall be granted as follows:

(a)           a Conditional Award or an Option shall be granted by deed executed by the Company;

(b)           if an Award is an Option, the Board shall determine the Option Price (if any) on or before the Grant Date provided that in relation to a Nil Price Option the Board may reduce or waive such Option Price on or prior to the exercise of the Option;

(c)           a Forfeitable Shares Award shall be granted by the procedure set out in Schedule 1 to the Plan.

3.5           Option price

Where an Option (other than a Nil Price Option) is granted with an Option Price under Rule 3.4(b), the Board shall decide before an Option is granted the price at which Shares or ADSs may be acquired by the exercise of that Option, but the price shall not be less than:

(a)           if Shares are quoted in the London Stock Exchange Daily Official List, the average of the middle-market quotation of the Shares (as derived from that List) for the 3 dealing days before the Grant Date (or on such other dealing day(s) as the Board may decide) provided such dealing day(s) do not fall within any period when dealings in Shares are prohibited under the Company’s share dealing code (unless the proposed grant is permitted by such code);

(b)           if the Option is granted over ADSs, the average of the closing prices of the ADSs on the New York Stock Exchange for the 3 New York Stock Exchange trading days before the Grant Date;

(c)           if Rule 3.5(a) or (b) (as appropriate) does not apply, the market value of the Shares or ADSs as determined by the Board; or

(d)           in the case of an Option to acquire Shares only by subscription, the nominal value of those Shares.

3.6           Treatment of Dividends

The Board may:

(a)           decide at any time that a Participant (or his nominee) shall be entitled to receive a benefit determined by reference to the value of all or any of the dividends (including the dividend tax credit unless the Board decides otherwise) that would have been paid on the Vested Shares or ADSs in respect of dividend record dates occurring during the period between the Grant Date and the date of Vesting and may further decide that such benefit shall be provided in cash and/or shares and/or ADSs. The Board may decide to exclude the value of all or part of any special dividend from the amount of the Dividend Equivalent; or

(b)           grant an Award on terms whereby the number of Shares or ADSs comprised in the Award shall increase by deeming dividends (excluding special dividends, unless the Board decides otherwise) paid on the Shares or ADSs from the Grant Date to Vesting to have been reinvested in additional Shares or ADSs on such terms (as to the inclusion or exclusion of any dividend tax credit, the price at which any additional Shares or ADSs shall be deemed to have been purchased or otherwise) as the Board shall decide.

This Rule shall not apply in the case of a Forfeitable Shares Award under which a Participant is entitled to receive dividends or in the case of an Option with an Option Price calculated under Rule 3.5 (Option Price).

3.7           Method of satisfying Awards

Unless specified to the contrary by the Board on the Grant Date, an Award may be satisfied:

(a)           by the issue of new Shares; and/or

(b)           by the transfer of treasury Shares; and/or

(c)           by the transfer of Shares (other than the transfer of treasury Shares); or

(d)           in the case of an Award granted to a US Participant, by the issue or transfer of ADSs.

The Board may decide to change the way in which it is intended that an Award granted as a Conditional Award or an Option may be satisfied after it has been granted, having regard to the provisions of Rule 4 (Limits).

3.8           Timing of grant

Subject to Rule 3.9 (Approvals and consents), an Award may only be granted:

(a)           within the period of 6 weeks beginning with:

(i)            the day on which the Plan is approved by shareholders of the Company; or

(ii)           the dealing day after the date on which the Company announces its results for any period; or

(b)           at any other time when the Board considers that circumstances are sufficiently exceptional to justify its grant but an Award may not be granted after 13 October 2019 (that is, the expiry of the period of 10 years beginning with the date on which the Plan is approved by shareholders of the Company).

3.9           Non-transferability and bankruptcy

An Award granted to any person:

(a)           shall not be transferred, assigned, charged or otherwise disposed of (except on his death to his personal representatives) and shall lapse immediately on any attempt to do so; and

(b)           shall lapse immediately if he is declared bankrupt.

3.10         Approvals and consents

The grant of any Award shall be subject to obtaining any approval or consent required under the Listing Rules, any relevant share dealing code of the Company, the City Code on Takeovers and Mergers, the listing rules of the New York Stock Exchange, or any other UK or overseas regulation or enactment.

4.             LIMITS

4.1           5% in 10 years limit

An Award shall not be granted in any calendar year if, at the time of its proposed Grant Date, it would cause the number of Shares allocated (as defined in Rule 4.3) in the period of 10 calendar years ending with that calendar year under the Plan and under any other executive share plan adopted by the Company to exceed such number as represents 5% of the ordinary share capital of the Company in issue at that time.

4.2           10% in 10 years limit

An Award shall not be granted in any calendar year if, at the time of its proposed Grant Date, it would cause the number of Shares allocated (as defined in Rule 4.3) in the period of 10 calendar years ending with that calendar year under the Plan and under any other employee share plan adopted by the Company to exceed such number as represents 10% of the ordinary share capital of the Company in issue at that time.

4.3           Meaning of “allocated”

For the purposes of Rules 4.1 and 4.2:

(a)           Shares are allocated:

(i)            when an option, award or other contractual right to acquire unissued Shares or treasury shares is granted;

(ii)           where Shares are issued or treasury shares are transferred otherwise than pursuant to an option, award or other contractual right to acquire Shares, when those Shares are issued or treasury shares transferred;

(b)           any Shares which have been issued or which may be issued (or any Shares transferred out of treasury or which may be transferred out of treasury) to any trustees to satisfy the exercise of any option, award or other contractual right shall count as “allocated” unless they are already treated as allocated under this Rule; and

(c)           for the avoidance of doubt, existing Shares other than treasury shares that are transferred or over which options, awards or other contractual rights are granted shall not count as “allocated”.

4.4           Post-grant events affecting numbers of “allocated” Shares

For the purposes of Rule 4.3:

(a)           where:

(i)            any option, award or other contractual right to acquire unissued Shares or treasury shares is released or lapses (whether in whole or in part); or

(ii)           after the grant of an option, award or other contractual right the Board determines that:

(aa)         where an amount is normally payable on its exercise it shall be satisfied without such payment but instead by the payment of cash equal to the gain made on its exercise; or

(bb)         it shall be satisfied by the transfer of existing Shares (other than Shares transferred out of treasury)

the unissued Shares or treasury shares which consequently cease to be subject to the option, award or other contractual right shall not count as “allocated”; and

(b)           the number of Shares allocated in respect of an option, award or other contractual right shall be such number as the Board shall reasonably determine from time to time.

4.5           Changes to investor guidelines

Treasury shares shall cease to count as “allocated” Shares for the purposes of Rule 4.3 if institutional investor guidelines cease to require such Shares to be so counted.

4.6           Individual limit

(a)           The maximum total market value of Shares or ADSs (calculated as set out in this Rule) over which Awards may be granted to any employee during any financial year of the Company is 375% of his salary (as defined in this Rule), unless Rule 4.6(b) applies.

(b)           If the Board decides that exceptional circumstances exist in relation to the recruitment or retention of an eligible employee then the maximum total market value of Shares or ADSs (calculated as set out in this Rule) over which Awards may be granted to that employee during a financial year of the Company is such higher percentage of his salary (as defined in this Rule) as the Board may determine.

For the purpose of this Rule 4.6:

(i)            an employee’s salary shall be taken to be his base salary (excluding benefits in kind), expressed as an annual rate payable by the Participating Companies to him on the Grant Date (or on such other date as the Board shall reasonably determine).  Where a payment of salary is made in a currency other than sterling, the payment shall be treated as equal to the equivalent amount of sterling determined by using any rate of exchange which the Board may reasonably select; and

(ii)           the market value of the Shares or ADSs over which an Award is granted shall be taken to be, for Shares, an amount equal to the middle-market quotation of Shares (as derived from the London Stock Exchange Daily Official List) on the Grant Date or, for ADSs, the closing price of an ADS on the New York Stock Exchange on the dealing day before the Grant Date or, if the Board so determines, the average of the middle market quotations of a Share or closing price of an ADS for the 3 dealing days before the Grant Date.

4.7           Effect of limits

Any Award shall be limited and take effect so that the limits in this Rule 4 are complied with.

Where the grant of an Option under Part A of the Plan is limited solely by virtue of Rule 4.7 of that Part (HMRC limit) the grant shall be effective under this Part B of the Plan subject to the limits set out in this Part.

4.8           Restriction on use of unissued Shares and treasury shares

No Shares may be issued or treasury shares transferred to satisfy the Vesting of any Conditional Award or the exercise of any Option to the extent that such issue or transfer would cause the number of Shares allocated (as defined in Rule 4.3 and adjusted under Rule 4.4) to exceed the limits in Rules 4.1 (5% in 10 years limit) and

4.2 (10% in 10 years limit) except where there is a variation of share capital of the Company which results in the number of Shares so allocated exceeding such limits solely by virtue of that variation.

5.             VESTING OF AWARDS

5.1           Timing of Vesting:  Normal Vesting Date

Subject to Rule 5.3 (Restrictions on Vesting: regulatory and tax issues), an Award shall Vest on the later of:

(a)           the third anniversary of the Grant Date (or such other date as the Board shall determine at the Grant Date as the date of Vesting); and

(b)           the date on which the Board determines whether any condition imposed on the Vesting of the Award has been satisfied (in whole or part)

except where earlier Vesting occurs on an Early Vesting Date under Rule 10 (Leavers) or Rule 11 (Takeovers and other corporate events).

5.2           Extent of Vesting

An Award shall only Vest:

(a)           as permitted by any term or condition imposed on the Vesting of the Award; and

(b)           in relation to Vesting before the Normal Vesting Date, as permitted by Rules 10.1 (Deceased Participants), 10.2 (Retirement, ill-health, injury, disability, redundancy and transfer out of the Group), 10.3 (Cessation of employment in other circumstances) and 11.5 (Reduction in number of Vested Shares).

5.3           Restrictions on Vesting: regulatory and tax issues

An Award shall not Vest unless and until the following conditions are satisfied:

(a)           the Vesting of the Award, and the issue or transfer of Shares or ADSs after such Vesting would be lawful in all relevant jurisdictions and in compliance with the Listing Rules, any relevant share dealing code of the Company (which, for the purposes of the Plan shall be deemed to apply to any Participant who ceases to be a director or employee of a Group Member if such code applied to the Participant immediately before such cessation), the City Code on Takeovers and Mergers and any other relevant UK or overseas regulation or enactment;

(b)           if, on the Vesting of the Award, a Tax Liability would arise by virtue of such Vesting, then the Participant authorises the Company to sell or procure the sale of sufficient Shares or ADSs on his behalf to ensure that any relevant Group Member receives the amount required to discharge the Tax Liability except to the extent that he agrees with the Board to fund all or part of the Tax Liability in a different manner;

(c)           the Participant has entered into such arrangements as the Board requires (and where permitted in the relevant jurisdiction) to satisfy a Group Member’s liability to social security contributions in respect of the Vesting of the Award; and

(d)           where the Board requires, the Participant has entered into, or agreed to enter into, a valid election under Part 7 of ITEPA (Employment income:  elections to disapply tax charge on restricted securities) or any similar arrangement in any overseas jurisdiction.

For the purposes of this Rule 5.3, references to Group Member include any former Group Member.

5.4           Tax liability before Vesting

If a Participant will, or is likely to, incur any Tax Liability before the Vesting of an Award then that Participant must enter into arrangements acceptable to any relevant Group Member to ensure that it receives the amount of such Tax Liability.  If no such arrangement is made then the Participant shall be deemed to have authorised the Company to sell or procure the sale of sufficient of the Shares or ADSs subject to his Award on his behalf to ensure that the relevant Group Member receives the amount required to discharge the Tax Liability and the number of Shares or ADSs subject to his Award shall be reduced accordingly.

For the purposes of this Rule 5.4, references to Group Member include any former Group Member.

5.5           Change of jurisdiction

If a Participant relocates to another jurisdiction before his Award Vests and, as a result of the relocation, the Participant or any Group Member would be subject to additional tax or social security on the Vesting of the Award or the Vesting of the Award in that other jurisdiction would be subject to any regulatory restriction, approval or consent, the Board may determine that the Award may:

(a)           Vest on such terms and during such period preceding the date on which the Participant relocates as the Board may determine; or

(b)           be released by the Participant for a Cash Conditional Award granted under Schedule 2.

6.             CONSEQUENCES OF VESTING

6.1           Conditional Awards

On or as soon as reasonably practicable after the Vesting of a Conditional Award and, in any event, within 30 days of Vesting, the Board shall, subject to Rule 5(3)(b) (Payment of Tax Liability) and any arrangement made under Rule 5.3(c) (Restrictions on Vesting: regulatory and tax issues), transfer or procure the transfer of the Vested Shares or ADSs to the Participant (or a nominee for him).

6.2           Options

An Option shall, subject to Rule 7.1 (Restrictions on the exercise of an Option: regulatory and tax issues), be exercisable in respect of Vested Shares or ADSs as follows:

(a)           in the case of a Nil Price Option, for a period of 12 months beginning with the date on which the Option Vests; or

(b)           in the case of any other Option, until the expiry of 10 years beginning with the Grant Date and, if any Option remains unexercised at the end of the relevant period set out above, the Option shall then lapse unless it lapses earlier under Rule 10.3 (Cessation of employment in other circumstances), Rule 11.1 (General offers), Rule 11.2 (Schemes of arrangement and winding up) or Rule 11.3 (Demergers and similar events).

If a Nil Price Option is not exercised during the last 30 days of the Exercise Period because of any regulatory restrictions referred to in Rule 7.1(a), the Board may extend the period during which the Nil Price Option may be exercised so as to permit the Nil Price Option to be exercised as soon as those restrictions cease to apply.

6.3           Forfeitable Shares Award

On the Vesting of a Forfeitable Shares Award, the Vested Shares or ADSs shall cease to be subject to the restrictions imposed on the Forfeitable Shares under the Plan and the Board shall, subject to Rule 5.3(b) (Payment of Tax Liability) and any arrangement made under Rule 5.3(c) (Restrictions on Vesting: regulatory and tax issues), transfer or procure the transfer of:

(a)           the legal title to the Vested Shares or ADSs; and/or

(b)           any documents of title relating to the Vested Shares or ADSs to the Participant (or a nominee for him) on or as soon as reasonably practicable after Vesting.

6.4           Dividend equivalent

If the Board decided at any time under Rule 3.6 (Treatment of Dividends) that a Participant would be entitled to the Dividend Equivalent in relation to Shares or ADSs under their Award, then the provision of the Dividend Equivalent to the Participant shall be made as soon as practicable after Vesting and:

(a)           in the case of a cash payment, shall be subject to such deductions (on account of tax or similar liabilities) as may be required by law or as the Board may reasonably consider to be necessary or desirable;

(b)           in the case of a provision of Shares or ADSs, Rule 5.3 (Restrictions on Vesting: regulatory and tax issues) shall apply as if such provision was the Vesting of an Award.

7.             EXERCISE OF OPTIONS

7.1           Restrictions on the exercise of an Option: regulatory and tax issues

An Option which has Vested may not be exercised unless the following conditions are satisfied:

(a)           the exercise of the Option and the issue or transfer of Shares or ADSs after such exercise would be lawful in all relevant jurisdictions and in compliance with the Listing Rules, any relevant share dealing code of the Company (which, for the purposes of the Plan shall be deemed to apply to any Participant who ceases to be a director or employee of a Group Member if such code applied to the Participant immediately before such cessation), the City Code on Takeovers and Mergers and any other relevant UK or overseas regulation or enactment;

(b)           if, on the exercise of the Option, a Tax Liability would arise by virtue of such exercise, then the Participant authorises the Company to sell or procure the sale of sufficient Shares or ADSs on his behalf to ensure that any relevant Group Member receives the amount required to discharge the Tax Liability except to the extent that the Participant agrees with the Board to fund all or part of the Tax Liability in a different manner;

(c)           the Participant has entered into such arrangements as the Board requires (and where permitted in the relevant jurisdiction) to satisfy a Group Member’s liability to social security contributions in respect of the exercise of the Option; and

(d)           where the Board requires, the Participant has entered into, or agreed to enter into, a valid election under Part 7 of ITEPA (Employment income:  elections to disapply tax charge on restricted securities) or any similar arrangement in any overseas jurisdiction.

For the purposes of this Rule 7.1, references to Group Member include any former Group Member.

7.2           Long stop date for exercise

An Option may not in any circumstances (and regardless of any other Rule) be exercised after the expiry of 10 years beginning with the Grant Date (or such shorter period beginning with the Grant Date as the Board may have decided before the grant of that Option) and if not exercised shall lapse at the end of such period.

7.3           Exercise in whole or part

An Option may be exercised to the maximum extent possible at the time of exercise or over such fewer number of Shares or ADSs as the Participant decides.

7.4           Method of exercise

The exercise of any Option shall be effected in the form and manner prescribed by the Board.  Unless the Board, acting fairly and reasonably determines otherwise, any notice of exercise shall, subject to Rule 7.1 (Restrictions on the exercise of an Option: regulatory and tax issues), take effect only when the Company receives it, together with payment of any relevant Option Price (or, if the Board so permits, an undertaking to pay that amount) and, if a Participant decides to satisfy the Tax Liability other than by selling Shares or ADSs pursuant to the authority in Rule 7.1(b), an agreement relating to the payment of the Tax Liability having been entered into.

7.5           Transfer or allotment timetable

As soon as reasonably practicable after an Option has been exercised and, in any event, within 30 days of exercise, the Company shall, subject to Rule 7.1(b) (Payment of Tax Liability) and any arrangement made under Rule 7.1(c) (Restrictions on exercise: regulatory and tax issues), transfer or procure the transfer to him (or a nominee for him) or, if appropriate, allot to him (or a nominee for him) the number of Shares or ADSs in respect of which the Option has been exercised.

8.             CASH ALTERNATIVE

8.1           Board determination

Where a Conditional Award Vests or where an Option has been exercised and Vested Shares or ADSs have not yet been allotted or transferred to the Participant (or his nominee), the Board may determine that, in substitution for his right to acquire such number of Vested Shares or ADSs as the Board may decide (but in full and final satisfaction of his right to acquire those Shares or ADSs), he shall be paid by way of additional employment income a sum equal to the cash equivalent (as defined in Rule 8.2) of that number of Shares or ADSs in accordance with the following provisions of this Rule 8.

8.2           Limitation on the application of Rule 8.1

Rule 8.1 shall not apply in relation to an Award made to a Participant in any jurisdiction where the presence of Rule 8.1 would cause:

(a)           the grant of the Award to be unlawful or for it to fall outside any applicable securities law exclusion or exemption; or

(b)           adverse tax or social security contributions consequences for the Participant or any Group Member as determined by the Board provided that this Rule 8.2 shall apply only if its application would prevent the occurrence of a consequence referred to in (a) or (b) above.

8.3           Cash equivalent

For the purpose of this Rule 8, the cash equivalent of a Share or ADS is:

(a)           in the case of a Conditional Award, the market value of a Share or ADS on the day when the Award Vests;

(b)           in the case of an Option, the market value of a Share or ADS on the day when the Option is exercised reduced by the Option Price in respect of that Share or ADS.

Market value on any day shall be determined as follows:

(i)            if on the day of Vesting or exercise, Shares are quoted in the London Stock Exchange Daily Official List, the middle-market quotation of a Share, as derived from that List, on that day; or

(ii)           in the case of an Award granted to a US Participant, if on the day of Vesting or exercise, ADSs are quoted on the New York Stock Exchange, the closing price of an ADS on the dealing day before that date; or

(iii)          if Shares or ADSs are not so quoted, such value of a Share or ADS as the Board reasonably determines.

8.4           Payment of cash equivalent

Subject to Rule 8.5 (Share alternative), as soon as reasonably practicable after the Board has determined under Rule 8.1 that a Participant shall be paid a sum in substitution for his right to acquire any number of Vested Shares or ADSs:

(a)           the Company shall pay to him or procure the payment to him of that sum in cash; and

(b)           if he has already paid the Company for those Shares or ADSs, the Company shall return to him the amount so paid by him.

8.5           Share alternative

If the Board so decides, the whole or any part of the sum payable under Rule 8.3 shall, instead of being paid to the Participant in cash, be applied on his behalf:

(a)           in subscribing for Shares or issuing ADSs at a price equal to the market value by reference to which the cash equivalent is calculated; or

(b)           in purchasing such Shares or ADSs; or

(c)           partly in one way and partly in the other

and the Company shall allot or transfer to him (or his nominee) or procure the transfer to him (or his nominee) of the Shares so subscribed for, ADSs so issued or Shares or ADSs purchased.

8.6           Deductions

There shall be deducted from any payment under this Rule 8 such amounts (on account of tax or similar liabilities) as may be required by law or as the Board may reasonably consider to be necessary or desirable.

9.             LAPSE OF AWARDS

An Award shall lapse:

(a)           in accordance with the Rules; or

(b)           to the extent it does not Vest under these Rules.

On the lapse of all or any part of a Forfeitable Shares Award, the beneficial interest (and, if appropriate, the legal interest) of the Forfeitable Shares in respect of which such Award has lapsed shall be transferred for no (or nominal) consideration to any person specified by the Board.

10.           LEAVERS AND DECEASED PARTICIPANTS

10.1         Deceased Participants

If a Participant dies at a time when he is a director or employee of a Group Member before the Normal Vesting Date then, subject to Rule 5.3 (Restrictions on Vesting: regulatory and tax issues) and the remainder of this Rule, his Award shall Vest on the date of cessation.  In the case of an Option, the Option may be exercised by the Participant’s personal representatives during the period of 12 months (or, at the Board’s discretion in exceptional circumstances, up to 18 months) after his death and if not exercised shall lapse at the end of that period.

For the purposes of this Rule, the Board shall determine the number of Shares or ADSs which Vest by:

(i)            applying any condition imposed on the Vesting of Awards (unless the Board, in exceptional circumstances, decides otherwise); and

(ii)           reducing the number of Shares or ADSs pro rata to reflect any unexpired part of the period of 3 years after the Grant Date (or such other period set by the Board under Rule 5.1(b)) as at the time that the Participant ceases to be a director or employee unless the Board, acting fairly and reasonably, decides that the pro rata reduction in the number of Shares or ADSs is inappropriate in any particular case when it shall increase the number of Shares or ADSs to such higher number as it decides (provided that the number does not exceed the number of Shares or ADSs determined under paragraph (i) above).

10.2         Retirement, ill-health, injury, disability, redundancy and transfer out of the Group

If a Participant ceases to be a director or employee of a Group Member before the Normal Vesting Date by reason of:

(a)           retirement with the agreement of his employer;

(b)           ill-health, injury or disability (evidenced to the satisfaction of his employer);

(c)           redundancy (within the meaning of the Employment Rights Act 1996) or any overseas equivalent; or

(d)           his office or employment being with either a company which ceases to be a Group Member or relating to a business or part of a business which is transferred to a person who is not a Group Member subject to Rule 5.3 (Restrictions on Vesting: regulatory and tax issues), Rule 11 (Takeovers and other corporate events) and the remainder of this Rule, his Award shall Vest on the date of cessation.  In the case of an Option, the Participant may exercise the Option during the period of 12 months (or, at the Board’s discretion in exceptional circumstances, up to 18 months) after it Vests and if not exercised the Option shall lapse at the end of that period.

For the purposes of this Rule, the Board shall determine the number of Shares or ADSs which Vest by:

(i)            applying any condition imposed on the Vesting of Awards (unless the Board, in exceptional circumstances, decides otherwise) and any other factors considered by the Board to be relevant to reduce the number of Shares or ADSs which Vest; and

(ii)           reducing the number of Shares or ADSs pro rata to reflect any unexpired part of the period of 3 years after the Grant Date (or such other period set by the Board under Rule 5.1(b)) as at the time that the Participant ceases to be a director or employee unless the Board, acting fairly and reasonably, decides that the pro rata reduction in the number of Shares or ADSs is inappropriate in any particular case when it shall increase the number of Shares or ADSs to such higher number as it decides (provided that the number does not exceed the number of Shares or ADSs determined under paragraph (i) above).

10.3         Cessation of employment in other circumstances

If a Participant ceases to be a director or employee of a Group Member for any reason other than those specified in Rule 10.1 (Deceased Participants) and Rule 10.2 (Retirement, ill-health, injury, disability, redundancy and transfer out of the Group) then any Award held by him shall lapse immediately on such cessation unless the Board, acting fairly and reasonably, decides that his Award shall Vest.  If the Board permits an Award to Vest, Vesting shall, subject to Rule 5.3 (Restrictions on Vesting: regulatory and tax issues), Rule 11 (Takeovers and other corporate events) and the remainder of this Rule, occur on the date of cessation.  In the case of an Option, the Participant may exercise the Option during the period of 12 months (or, at the Board’s discretion in exceptional circumstances, up to 18 months) after it Vests and if not exercised the Option shall lapse at the end of that period.

For the purposes of this Rule, the Board shall determine the number of Shares or ADSs which Vest by:

(i)            applying any condition imposed on the Vesting of Awards (unless the Board, in exceptional circumstances, decides otherwise) and any other factors considered by the Board to be relevant to reduce the number of Shares or ADSs which Vest; and

(ii)           reducing the number of Shares or ADSs pro rata to reflect any unexpired part of the period of 3 years after the Grant Date (or such other period set by the Board under Rule 5.1(b)) as at the time that the Participant ceases to be a director or employee unless the Board, acting fairly and reasonably, decides that the pro rata reduction in the number of Shares or ADSs is inappropriate in any particular case when it shall increase the number of Shares or ADSs to such higher number as it decides (provided that the number does not exceed the number of Shares or ADSs determined under paragraph (i) above).

10.4         Meaning of ceasing employment

A Participant shall not be treated for the purposes of this Rule 10 as ceasing to be a director or employee of a Group Member until such time as he is no longer a director or employee of any Group Member.  Any Participant who ceases to be such a director or employee before the Vesting of his Award in circumstances where he retains a statutory right to return to work then he shall be treated as not having ceased to be such a director or employee until such time (if at all) as he ceases to have such a right to return to work while not acting as an employee or director.

10.5         Death following cessation of employment

If a Participant dies following cessation of employment in circumstances where his Award did not lapse but it has not Vested by the time of his death, it shall Vest immediately on his death to the extent determined by reference to the time of cessation in accordance with Rule 10.1, 10.2 or 10.3.

11.           TAKEOVERS AND OTHER CORPORATE EVENTS

11.1         General offers

If any person (or group of persons acting in concert):

(a)           obtains Control of the Company as a result of making a general offer to acquire shares in the Company; or

(b)           having obtained Control of the Company makes such an offer and such offer becomes unconditional in all respects the Board shall within 7 days of becoming aware of that event notify every Participant of it and, subject to Rule 11.4 (Internal reorganisations), the following provisions shall apply:

(i)            subject to Rule 5.3 (Restrictions on Vesting: regulatory and tax issues), all Awards shall Vest on the date of such notification if they have not then Vested and Rule 11.5 (Reduction in number of Vested Shares) shall apply; and

(ii)           any Option may, subject to Rule 7.1 (Restrictions on exercise) be exercised within 1 month (or such longer period as the Board may permit) of such notification, but to the extent that an Option is not exercised within that period, that Option shall (regardless of any other provision of the Plan) lapse at the end of that period.

11.2         Compulsory acquisition, schemes of arrangement and winding up

In the event that:

(a)           any person becomes bound or entitled to acquire shares in the Company under sections 979 to 985 of the Companies Act 2006;

(b)           under section 899 of the Companies Act 2006 the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a Scheme for the reconstruction of the Company or its amalgamation with any other company or companies; or

(c)           the Company passes a resolution for a voluntary winding up of the Company; or

(d)           an order is made for the compulsory winding up of the Company all Awards shall, subject to Rule 5.3 (Restrictions on Vesting: regulatory and tax issues), and Rule 11.4 (Internal reorganisations) Vest on the date of such event if they have not then Vested and Rule 11.5 (Reduction in number of Vested Shares) shall apply.

If an event described in this Rule occurs then an Option may, subject to Rule 7.1 (Restrictions on exercise) and Rule 11.4 (Internal reorganisations), be exercised within 1 month (or such longer period as the Board may permit) of such event, but to the extent that the Option is not exercised within that period, it shall (regardless of any other provision of the Plan) lapse at the end of that period.

11.3         Demerger and similar events

If a demerger, special dividend or other similar event (the “Relevant Event”) is proposed which, in the opinion of the Board, would affect the market price of Shares to a material extent, then the Board may, at its discretion, decide that the following provisions will apply:

(a)           the Board shall, as soon as reasonably practicable after deciding to apply these provisions, notify a Participant that, subject to earlier lapse under Rule 10 (Leavers), his Award Vests and, if relevant, his Option may be exercised on such terms as the Board may determine and during such period preceding the Relevant Event or on the Relevant Event as the Board may determine;

(b)           if an Award Vests, or an Option is exercised, conditional upon the Relevant Event and such event does not occur then the conditional Vesting or exercise shall not be effective and the Award shall continue to subsist; and

(c)           if the Board decides that an Award Vests under this Rule 11.3 then the date of that Vesting shall be the Early Vesting Date and the provisions of Rule 11.5 (Reduction in number of Vested Shares) shall apply.

11.4         Internal reorganisations

In the event that:

(a)           an offer (as referred to in Rule 11.1 (General offers)) is made or a compromise or arrangement (as referred to in Rule 11.2(a) (Schemes of arrangement)) is proposed which is expected to result in the Company becoming controlled by a new company (the “New Company”); and

(b)           at least 75% of the shares in the New Company will be held by substantially the same persons who immediately before the offer or proposal was made were shareholders in the Company; and

(c)           the Board and the New Company agree that this Rule should apply then an Award shall not Vest under Rule 11.1 or Rule 11.2 but shall be automatically surrendered in consideration for the grant of a new award which the Board determines is equivalent to the Award it replaces except that it will be over shares in the New Company or some other company.

The Rules will apply to any new award granted under this Rule 11.4 as if references to Shares or ADSs were references to shares over which the new award is granted and references to the Company were references to the company whose shares are subject to the new award.

11.5         Corporate events: reduction in number of Vested Shares or ADSs

If an Award Vests under any of Rules 11.1 to 11.3 (Corporate Events), the Board shall determine the number of Vested Shares or ADSs of that Award by:

(a)           applying any condition imposed on the Vesting of Awards (unless the Board decides otherwise); and

(b)           if the Board, acting fairly and reasonably, decides the number of Shares or ADSs shall be reduced pro rota to reflect any unexpired part of the period of 3 years after the Grant Date (or such shorter period set by the Board under Rule 5.1 (b)).

If an Award Vests under any of Rules 11.1 to 11.3 when the holder of that Award has ceased to be a director or employee of a Group Member, then the number of Shares or ADSs which Vest shall be determined under Rule 10.1, 10.2 or 10.3 (whichever is relevant) in precedence over this Rule.

12.           ADJUSTMENT OF AWARDS

12.1         General rule

In the event of:

(a)           any variation of the share capital of the Company; or

(b)           a demerger, special dividend or other similar event which affects the market price of Shares or ADSs to a material extent the Board may make such adjustments as it considers appropriate under Rule 12.2 (Method of adjustment).

12.2         Method of adjustment

An adjustment made under this Rule shall be to one or more of the following:

(a)           the number of Shares or ADSs comprised in an Award;

(b)           subject to Rule 12.3 (Adjustment below nominal value), the Option Price; and

(c)           where any Award has Vested or Option has been exercised but no Shares or ADSs have been transferred or allotted after such Vesting or exercise, the number of Shares or ADSs which may be so transferred or allotted and (if relevant) the price at which they may be acquired.

12.3         Adjustment below nominal value

An adjustment under Rule 12.2 (Method of adjustment) may reduce the price at which Shares may be subscribed for on the exercise of an Option to less than their nominal value, but only if and to the extent that the Board is authorised:

(a)           to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercised and which are to be allotted after such exercise exceeds the price at which the Shares may be subscribed for; and

(b)           to apply that sum in paying up such amount on such Shares

so that on exercise of any Option in respect of which such a reduction shall have been made the Board shall capitalise that sum (if any) and apply it in paying up that amount.

13.           ALTERATIONS

13.1         General rule on alterations

Except as described in Rule 13.2 (Shareholder approval) and Rule 13.4 (Alterations to disadvantage of Participants), the Board may at any time alter the Plan or the terms of any Award granted under it.

13.2         Shareholder approval

Except as described in Rule 13.3 (Exceptions to shareholder approval), no alteration to the advantage of an individual to whom an Award has been or may be granted shall be made under Rule 13.1 (General rule on alternations) to the provisions concerning:

(a)           eligibility;

(b)           the individual limits on participation;

(c)           the overall limits on the issue of Shares or the transfer of treasury Shares;

(d)           the basis for determining a Participant’s entitlement to, and the terms of, Shares or ADSs or cash provided under the Plan;

(e)           the adjustments that may be made in the event of any variation of capital; and

(f)            the terms of this Rule 13.2

without the prior approval by ordinary resolution of the members of the Company in general meeting.

13.3         Exceptions to shareholder approval

Rule 13.2 (Shareholder approval) shall not apply to any minor alteration to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or any Group Member.

13.4         Alterations to disadvantage of Participants

No alteration to the material disadvantage of any Participant shall be made under Rule 13.1 unless:

(a)           the Board shall have invited every relevant Participant to indicate whether or not he approves the alteration; and

(b)           the alteration is approved by a majority of those Participants who have given such an indication.

14.           MISCELLANEOUS

14.1         Employment

The rights and obligations of any individual under the terms of his office or employment with any Group Member shall not be affected by his participation in the Plan or any right which he may have to participate in it.  An individual who participates in the Plan waives any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever (and regardless of whether such termination is lawful or unlawful) insofar as those rights arise or may arise from him ceasing to have rights under an Award as a result of such termination.  Participation in the Plan shall not confer a right to continued employment upon any individual who participates in it.  The grant of any Award does not imply that any further Award will be granted nor that a Participant has any right to receive any further Award.

14.2         Disputes

In the event of any dispute or disagreement as to the interpretation of the Plan, or as to any question or right arising from or relating to the Plan, the decision of the Board shall be final and binding upon all persons.

The exercise of any power or discretion by the Board shall not be open to question by any person and a Participant or former Participant shall have no rights in relation to the exercise of or omission to exercise any such power or discretion.

14.3         Share rights

All Shares allotted under the Plan shall rank equally in all respects with Shares then in issue except for any rights attaching to such Shares by reference to a record date before the date of the allotment.

Where Vested Shares are transferred to Participants (or their nominee) or, in the case of Forfeitable Shares, released from their restrictions under the Plan, Participants will be entitled to all rights attaching to such Shares by reference to a record date on or after the date of such transfer or release of such restrictions.

14.4         Notices

Any notice or other communication under or in connection with the Plan may be given:

(a)           by personal delivery or by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a director or employee of a Group Member, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment; or

(b)           in an electronic communication to their usual business address or such other address for the time being notified for that purpose to the person giving the notice; or

(c)           by such other method as the Board determines.

14.5         Third parties

No third party has any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of the Plan.

14.6         Benefits not pensionable

Benefits provided under the Plan shall not be pensionable.

14.7         Data protection

Each Participant consents to the collection, processing and transfer of his personal data for any purpose relating to the operation of the Plan.  This includes:

(a)           providing personal data to any Group Member and any third party such as trustees of any employee benefit trust, administrators of the Plan, registrars, brokers and any of their respective agents;

(b)           processing of personal data by any such Group Member or third party;

(c)           transferring personal data to a country outside the European Economic Area (including a country which does not have data protection laws equivalent to those prevailing in the European Economic Area); and

(d)           providing personal data to potential purchasers of the Company, the Participant’s employer or the business in which the Participant works.

14.8         Governing law

The Plan and all Awards shall be governed by and construed in accordance with the law of England and Wales and the Courts of England and Wales have exclusive jurisdiction to hear any dispute.

15.           INCENTIVE STOCK OPTIONS

15.1         Definitions

In this Rule:

“Incentive Stock Option” or “ISO” means an Option as defined in and satisfying the requirements of section 422 of the Code;

“Code” means the United States Internal Revenue Code of 1986 (as amended);

“Market Value” at any date means the fair market value of the number of ADSs on that date, as reasonably determined by the Board, provided that if on such date the ADSs are listed on the New York Stock Exchange, the fair market value shall be not less than the closing price of such ADSs on the Grant Date;

“Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option.

15.2         Grant of Incentive Stock Option

The Board may grant an ISO over ADSs to any US Participant upon the terms set out in the Plan and subject to the additional terms and conditions in this Rule provided that the US Participant is an employee of:

(a)           the Company; or

(b)           a “subsidiary corporation” (as defined in section 424(f) of the Code) with respect to the Company; or

(c)           a “parent corporation” (as defined in section 424(e) of the Code) with respect to the Company.

15.3         Option price for Incentive Stock Option

(a)           Subject to Rule 15.4, the Option Price for an ADS subject to an ISO granted under this Rule may not be less than the Market Value of the ADS on the Grant Date.

(b)           A person who, within the meaning of section 422(b)(6) of the Code, is deemed to own shares in the Company possessing more than 10% of the total combined voting power of all classes of shares of the Company (or of its parent or subsidiary corporations within the meaning of section 424 of the Code) shall be eligible to receive an ISO only if the Option Price of an ADS is at least 110% of the Market Value of the ADS on the Grant Date and only if the term of the Option does not exceed 5 years.

15.4         Individual Limit

(a)           The aggregate Market Value determined at the Grant Date of the number of ADSs with respect to which ISOs first become exercisable by any US Participant in any calendar year under the Plan (or any other stock option required to be taken into account under section 422(d) of the Code) shall not exceed US $100,000.

(b)           To the extent that this US $100,000 limit is exceeded, an ISO will be treated as a Non-Qualified Stock Option.

(c)           Each Option that is intended to be granted as an ISO shall so indicate that, and to what extent, the Option is intended to be an ISO.

15.5         Leavers

Section 421(a) of the Code will not apply to an ISO unless it is exercised no more than:

(a)           12 months after the date of termination of employment because of total and permanent disability (as defined in Code section 22(e)(3)); or

(b)           3 months after the date of termination of employment for any reason other than that described in paragraph (a) and death.

15.6         Other Dispositions

(a)           Section 421(a) of the Code will not apply to ADSs acquired upon exercise of ISOs if such ADSs are disposed of in a disqualifying disposition within the meaning of section 422 of the Code by a US Participant within either 2 years from the Grant Date of such Option or 1 year from the transfer of the ADSs to satisfy such Option, or in any other disqualifying disposition within the meaning of section 422 of the Code.

(b)           If a disqualifying disposition occurs, the US Participant shall be required to notify the Company in writing as soon as practicable of the date and terms of the disposition and, if the Company (or any affiliate) has a tax withholding obligation, the US Participant shall pay to the Company (or affiliate) an amount equal to any withholding tax the Company (or affiliate) is required to pay as a result of the disqualifying disposition.

15.7         Maximum Aggregate Number of Shares Underlying ADSs

The maximum aggregate number of Shares underlying the ADSs with respect to ISOs which may be issued under the Plan is 50,000,000.

15.8         Modifications

Any modification, extension or renewal of an ISO shall be subject to the terms of Treasury Regulation 1.424-1.

15.9         Miscellaneous

Notwithstanding any other provisions of the Plan, the Company will not be required to issue or cause to be issued any ADSs if at such time such issuance would violate the United States Federal Securities laws or any other laws of the United States or any state of the United States.  In addition, the holder of any ADSs issued in connection with the Plan agrees not to sell or transfer such ADSs in violation of the United States Federal Securities laws or any other laws of the United States or any state of the United States.  The Company shall have the right in its sole discretion to modify the terms of the Plan at any time and from time to time as it deems necessary or appropriate to ensure or facilitate such compliance and to include appropriate legends on any Options or ADSs issued or caused to be issued in connection with the Plan.

SCHEDULE 1:  GRANT OF A FORFEITABLE SHARES AWARD

On or before the grant of a Forfeitable Shares Award, each employee selected for such an Award must enter into an agreement with the Company under the terms of which the employee agrees both in respect of the Shares or ADSs comprised in the Award at the Grant Date and any additional Shares or ADSs that may become subject to the Award under Rule 3.4 (Treatment of Dividends):

(a)         to have full beneficial ownership of the Shares or ADSs;

(b)         unless the Board decides otherwise to waive his right to all cash and scrip dividends on his Forfeitable Shares until Vesting;

(c)         that he will not assign, transfer, charge or otherwise dispose of any Forfeitable Shares or any interest in such Forfeitable Shares until Vesting save as otherwise required by the Rules;

(d)         if required by the Board, to enter into any elections under Part 7 of ITEPA and any election to transfer, or any agreement to pay, secondary Class 1 National Insurance contributions in relation to his Forfeitable Shares; and

(e)         to sign any documentation to give effect to the terms of the Forfeitable Shares Award.

The date of such agreement shall be the Grant Date of the Forfeitable Shares Award.

On the Grant Date (or as soon as practicable after the payment date of the relevant dividend in the case of additional Shares or ADSs that are to become subject to the Forfeitable Shares Award under Rule 3.4 (Treatment of Dividends)) either the legal ownership of the Forfeitable Shares shall be held on the Participant’s behalf by a nominee as chosen from time to time by the Board or the Participant shall deposit the share certificate (or any other document of title) relating to the Forfeitable Shares together with a signed but otherwise uncompleted instrument of transfer with such person as the Board may from time to time decide.

SCHEDULE 2:  CASH CONDITIONAL AWARDS

The Rules of Part B of the Plan shall apply to a right (a “Cash Conditional Award”) to receive a cash sum granted or to be granted under this Schedule as if it was a Conditional Award, except as set out in this Schedule.  Where there is any conflict between the Rules and this Schedule, the terms of this Schedule shall prevail.

1.             The Board may grant or procure the grant of a Cash Conditional Award.

2.             Each Cash Conditional Award shall relate to a given number of notional Shares or ADSs.

3.             On the Vesting of the Cash Conditional Award, the holder of that Award shall be entitled to a cash sum which shall be equal to the “Cash Value” of the notional Vested Shares or ADSs, where the Cash Value of a notional Share or ADS is the market value of a Share or ADS on the date of Vesting of the Cash Conditional Award.  For the purposes of this Schedule, the market value of a Share or ADS on any day shall be determined in accordance with Rule 8.3 (Cash equivalent).

4.             The cash sum payable under paragraph 3 above shall be paid by the employer of the Participant as soon as practicable after the Vesting of the Cash Conditional Award, net of any deductions (on account of tax or similar liabilities) as may be required by law.

5.             For the avoidance of doubt, a Cash Conditional Award shall not confer any right on the holder of such an Award to receive Shares or ADSs or any interest in Shares or ADSs.

SCHEDULE 3:  SHARE APPRECIATION RIGHTS

A Share Appreciation Right (“SAR”) may be granted under this Schedule.  The Rules of Part B of the Plan shall apply to a SAR as if it were an Option, except as set out in this Schedule.  Where there is any conflict between the Rules and this Schedule, the terms of this Schedule shall prevail.

1.             Before the grant of a SAR, the Board shall determine a “base price” for each Share or ADS under the SAR.  The base price shall be subject to the same restrictions as an Option Price set out in Rule 3.5 of Part B of the Plan.  There shall be no amount payable on the exercise of a SAR.

2.             Subject to paragraph 7 below, within 30 days after a SAR has been exercised by a Participant, the Board shall procure the transfer to him (or a nominee for him) or, if appropriate, allot to him (or a nominee for him) the number of Shares or ADSs which shall have an aggregate market value (as defined in paragraph 5 below) as near as possible equal to (but not exceeding) the notional gain (as defined in paragraph 4 below).

3.             The notional gain is the amount by which the aggregate market value of the number of Shares or ADSs in respect of which the SAR is exercised exceeds the aggregate base price (as calculated in accordance with paragraph 1 above) of that number of Shares or ADSs.

4.             For the purposes of this Schedule the market value of a Share or ADS is:

(a)           if Shares are quoted in the London Stock Exchange Daily Official List, the middle market quotation of a Share (as derived from that List) on the day before the day on which the SAR is exercised; or

(b)           if ADSs are quoted on the New York Stock Exchange, the closing price of the ADS on the New York Stock Exchange on the day before the day on which the SAR is exercised;

(c)           where Shares are not so quoted, such value on the day on which the SAR is exercised as the Board, acting fairly and reasonably, shall decide.

5.             Shares or ADSs may only be allotted to a Participant (or a nominee for him) who exercises his SAR to the extent that the Board is authorised to capitalise from the reserves of the Company a sum equal to at least the aggregate nominal value of the Shares to be allotted to satisfy the exercise of the SAR and to apply that sum in paying up such amount on such Shares.

6.             If the Board so decides, the whole or any part of the notional gain determined under paragraph 4 above shall, instead of being delivered to the Participant (or his nominee) in Shares or ADSs under paragraph 3 above, be paid in cash.

7.             Any payment of cash under paragraph 6 above will be subject to deduction of such amount (on account of tax and similar liabilities) as may be required by law or as the Board may reasonably consider to be necessary or desirable.

SCHEDULE 4: UNITED STATES ADDENDUM

This Addendum (the “US Addendum”) shall apply for all US Participants who are eligible to receive Awards pursuant to Rule 2 of Part B (Unapproved) of the Plan and, to the extent applicable and permissible to HMRC, Part A of the Plan (HMRC Approved). In the event that a Participant becomes a US Participant after the grant of an Award, such Award is modified in a manner consistent with this US Addendum.

1.             The purpose of this US Addendum is to ensure that Awards granted to US Participants under the Plan comply, as applicable, with the requirements of section 409A of the United States Code Internal Revenue Code of 1986, as amended (the “US Tax Code”) and the regulations thereunder. Notwithstanding the foregoing, this US Addendum should be interpreted and applied in a manner consistent with other legal requirements in the relevant jurisdictions, including, but not limited to, applicable securities laws.  Provisions of this US Addendum may be amended pursuant to Rule 13 of Part B of the Plan to take into account changes in the US Tax Code, including changes made to section 409A of the US Tax Code and the regulations thereunder.

2.             Words and phrases in this US Addendum shall have the same meaning as defined in Rule 1.1 of Part B of the Plan (or Rule 1.1 of Part A of the Plan where applicable) except as provided below. Notwithstanding the foregoing, for purposes of this US Addendum, save where expressly stated otherwise, the term “the Plan” shall include Part A of the Plan to the extent any Options are granted under Part A to Participants who become US Participants.

3.             Except as noted in this US Addendum, the Rules described in the Plan apply to Awards granted under the Plan.

4.             This US Addendum shall apply as of the effective date of the Plan.

SECTION 409A COMPLIANCE

5.             Notwithstanding anything in the Plan to the contrary, Awards granted to a US Participant shall be subject to the following, as applicable:

(a)           Options granted to US Participants are intended to satisfy the nonstatutory stock option exemption provided in Treasury Regulation § 1.409A-1(b)(5)(i)(A), unless the Options are designated as Incentive Stock Options under Rule 15.

(b)           An Option granted to a US Participant shall be granted with an Option Price determined in accordance with Rule 3.5 of the Plan, provided that in no event will the Option Price be less than “fair market value” on the Grant Date as defined in Treasury Regulation § 1.409A-1(b)(5). To the extent a Participant who has been granted an Option becomes subject to US taxation and such Option is determined to have been granted with an Option Price less than fair market value on the Grant Date, as so defined, such Option shall be exercisable only as follows: (a) if such Option is Vested in the year the Participant becomes subject to US taxation, such Option shall be exercisable only in the first calendar year after the year in which the Participant becomes subject to US taxation, and (b) if such Option is not Vested in the year the

Participant becomes subject to US taxation, such Option shall be exercisable only in the first calendar year after the year in which the substantial risk of forfeiture (within the meaning of section 409A of the US Tax Code) lapses.

(c)           Adjustments made pursuant to Rule 12 of Part B of the Plan with respect to any Award (other than an Option designated as an Incentive Stock Option) issued to or held by a US Participant shall be made in accordance with Treasury Regulation § 1.409A-1(b)(5).

(d)           No Nil Price Options shall be granted to US Participants.

(e)           Notwithstanding anything in the Plan to the contrary, payment with respect to any US Participant who Vests in a Conditional Award, or Cash Conditional Award (as described in Schedule 2 of the Plan) or who becomes entitled to a Dividend Equivalents (as defined in Rule 6.4 of the Plan) shall be made no later than 2½ months following the end of the calendar year in which such Award or Dividend Equivalent Vests.

(f)            Notwithstanding anything in the Plan to the contrary, Rule 10.2 (a) (Retirement with the agreement of his employer) will not apply to Conditional Awards or Cash Conditional Awards held by US Participants.  Where an individual retires in such circumstances, Rule 10.3 (Cessation of employment in other circumstances) shall apply ignoring the reference to retirement.

SCHEDULE 5: CANADIAN ADDENDUM

The Company currently has employees in Canada.  The Company has been advised that certain provisions within the Plan may result in adverse tax consequences for employees subject to tax in Canada on employment income. This addendum (the “Canadian Addendum”) shall therefore apply to participants in the Plan who are subject to tax in Canada on employment income (“Canadian Participants”).

The Canadian Addendum is intended to ensure that, notwithstanding any provisions of the Plan to the contrary, the Company will settle Awards made to Canadian Participants using treasury or newly issued Shares and will not satisfy such Awards in cash or market purchased Shares held in a trust.

1.             Employees in Canada are not eligible to receive Awards under Part A (HMRC Approved) of the Plan.

2.             Words and expressions not otherwise defined in this Canadian Addendum shall have the same meaning as they have in Rule 1.1 of Part B (Unapproved) of the Plan.

3.             Part B of the Plan will apply to Awards granted under this Canadian Addendum but in the event of any conflict between the Plan and this Canadian Addendum, the terms of this Canadian Addendum shall prevail.

4.             Notwithstanding any provisions of the Plan to the contrary, Awards granted to Canadian Participants shall only be satisfied using newly issued Shares or treasury Shares held by the Company.

5.             For the avoidance of doubt, no Shares granted to Canadian Participants shall be transferred to or from a trustee in respect of the Awards granted under this Canadian Addendum.

6.             Rule 3.7(c) of Part B of the Plan (Transfer of Shares (other than the transfer of treasury Shares)) shall not apply.

7.             Rule 8 of Part B of the Plan (Cash Alternative) shall not apply and it shall not be possible to satisfy Awards granted under the Plan to Canadian Participants using cash.